Exhibit 99.1

PRESS RELEASE	For more information contact:

Prosperity Bancshares, Inc.®	Dan Rollins
Prosperity Bank Plaza	President & Chief Operating Officer
4295 San Felipe	281.269.7199
Houston, Texas 77027	dan.rollins@prosperitybanktx.com

FOR IMMEDIATE RELEASE

PROSPERITY BANCSHARES, INC.®

THIRD QUARTER EARNINGS UP 31.2%

•	Earnings Per Share Increases 8.9% to $0.49 (Diluted)

•	Record Quarterly Earnings

•	Annual Cash Dividend Increases by 12.5% to $0.45

•	YTD Organic Loan Growth Exceeds 9.6% (Annualized)

HOUSTON, October 20, 2006. Prosperity Bancshares, Inc.® NASDAQ: (PRSP), the parent company of Prosperity Bank®, reported record earnings for the quarter ended September 30, 2006. Net income for the quarter was $16.364 million or $0.49 per diluted common share, an increase in net income of $3.893 million or 31.2%, compared with $12.471 million or $0.45 per diluted common share for the same period in the prior year.

Prosperity completed its acquisition of SNB Bancshares Inc. (SNBT) and its subsidiary Southern National Bank of Texas on April 1, 2006. Prosperity also completed its acquisition of Grapeland Bancshares, Inc. and its subsidiary, First State Bank, on December 1, 2005. The results of operations for these acquisitions have been included in Prosperity’s consolidated financial statements since their respective purchase dates.

“I am proud to report another quarter of record earnings for our company,” said David Zalman, Prosperity’s Chairman and Chief Executive Officer. “We are very pleased with our financial results this quarter in light of the difficult interest rate environment we are experiencing.”

Zalman continued: “We are excited about our future prospects with our upcoming acquisition of Texas United Bancshares. Our teams are working diligently preparing for the combination of our companies. When we complete the operational integration during the second quarter 2007, Prosperity Bank will have one of the largest branch networks in the state of Texas.”

“We are proud of our team of bankers and their dedication to serving our customers’ needs. Our customer focused business model is serving our shareholders well. During the past three months, we completed the integration of the former Southern National Bank of Texas offices into our bank,” remarked Dan Rollins, President and Chief Operating Officer.

“As we look forward, our existing team is focused on continuing to grow our bank one customer at a time and our integration team is working diligently on preparations for the integration of all four Texas United banks,” concluded Rollins.

Results of operations for the three months ended September 30, 2006

For the three months ended September 30, 2006, net income was $16.364 million compared with $12.471 million for the same period in 2005. Net income per diluted common share was $0.49 for the three months ended September 30, 2006 compared with $0.45 for the same period in 2005. Returns on average assets, average common equity and average tangible common equity for the three months ended September 30, 2006 were 1.46%, 10.17% and 33.61%, respectively. Prosperity’s efficiency ratio was 44.31% for the three months ended September 30, 2006.

Net interest income for the quarter ended September 30, 2006 increased 24.4%, to $35.967 million compared with $28.920 million during the same period in 2005. The increase was attributable primarily to an 25.67 % increase in average earning assets.

Non-interest income increased 10.2% to $8.918 million for the three months ended September 30, 2006 compared with $8.092 million for the same period in 2005. The increase was attributable primarily to deposit service charges on the increased number of deposit accounts as a result of the additional banking centers acquired in December 2005 and April 2006. Linked quarter non-interest income decreased $238,000 or 2.6%.

Non-interest expenses increased $1.759 million or 9.7% to $19.829 million for the third quarter of 2006 compared with $18.070 million for the third quarter of 2005. The increase was attributable primarily to the increased operating costs associated with the additional banking centers acquired as a part of the acquisitions completed in December 2005 and April 2006.

Loans at September 30, 2006 were $2.214 billion, an increase of $700.2 million, or 46.2%, compared with $1.514 billion at September 30, 2005. As reflected in the table below, linked quarter loan growth for the third quarter of 2006 was impacted by the loans acquired as a part of the Grapeland and SNBT mergers. Excluding the loans acquired as a part of the Grapeland and SNBT mergers, linked quarter loan growth was 7.3% on an annualized basis and year to date growth was 9.6% on an annualized basis.

Deposits at September 30, 2006 were $3.593 billion, an increase of $713.8 million or 24.8%, compared with $2.879 billion at September 30, 2005. As reflected in the table below, linked quarter deposit growth for the third quarter of 2006 was impacted by the deposits assumed as a part of the Grapeland and SNBT mergers. Excluding deposits assumed as a part of the Grapeland and SNBT mergers, linked quarter deposit growth was 3.9% on an annualized basis and year to date growth was 1.0% on an annualized basis.

Balance Sheet Data

(at period end)

(In Thousands)

	Sept 30, 2006	June 30, 2006	Dec 31, 2005
	(Unaudited)	(Unaudited)	(Unaudited)
Loans:
Acquired with First State Grapeland	$45,962	$42,602	$44,656
Acquired with Southern National Bank	562,728	585,451	0
All other	1,605,711	1,576,739	1,497,469

Total Loans	$2,214,401	$2,204,792	$1,542,125

Deposits:
Assumed with First State Grapeland	$47,864	$47,197	$47,332
Assumed with Southern National Bank	650,364	725,852	0
All other	2,894,917	2,866,951	2,872,986

Total Deposits	$3,593,145	$3,640,000	$2,920,318

Average loans increased 45.8% or $695.1 million to $2.211 billion for the quarter ended September 30, 2006 compared with $1.516 billion for the same period of 2005. The provision for credit losses was $120,000 for the three months ended September 30, 2006 and 2005.

Non-performing assets totaled $1.270 million or 0.03% of average earning assets at September 30, 2006 compared with $840,000 or 0.03% of average earning assets at September 30, 2005. At September 30, 2006, the allowance for credit losses was 1.09% of total loans, compared with 1.12% at September 30, 2005.

Results of operations for the nine months ended September 30, 2006

For the nine months ended September 30, 2006, net income was $45.123 million compared with $35.233 million for the same period in 2005. Net income per diluted common share was $1.43 for the nine months ended September 30, 2006 compared with $1.32 for the same period in 2005. Returns on average assets, average common equity and average tangible common equity for the nine months ended September 30, 2006 were 1.43%, 10.32% and 31.62%, respectively. Prosperity’s efficiency ratio was 46.08% for the nine months ended September 30, 2006.

Net interest income for the nine months ended September 30, 2006 increased 24.3%, to $101.739 million compared with $81.876 million during the same period in 2005. The increase was attributable primarily to a 24.5% increase in average earning assets.

Non-interest income increased 14.4% to $25.741 million for the nine months ended September 30, 2006 compared with $22.506 million for the same period in 2005. The increase was attributable primarily to deposit service charges on the increased number of deposit accounts as a result of the additional banking centers acquired in December 2005 and April 2006 along with net gains on the sale of assets of $578,000.

Non-interest expenses increased $6.8 million or 13.1% to $58.477 million for the first nine months of 2006 compared with $51.716 million for the same period in 2005. The increase in non-interest expenses was attributable primarily to the increased operating costs associated with the additional banking centers acquired as a part of the acquisitions completed in December 2005 and April 2006.

At September 30, 2006, Prosperity had $4.456 billion in total assets, $2.214 billion in loans, $3.593 billion in deposits, and approximately 218,000 deposit and loan accounts. Assets, loans and deposits at September 30, 2006 grew by 27.5%, 46.2% and 24.8%, respectively, compared with September 30, 2005.

Director Charles Howard, MD

Charles J. Howard, Sr., M.D., a Prosperity Bancshares director, retired physician, active businessman, entrepreneur and pilot, died in an airplane crash on Sunday, October 15, 2006. He was born on December 3, 1934 in Houston, Texas. He is survived by his wife of 49 years, Cathryn L. Howard, four children, seven grandchildren, and one great grandchild.

Upon graduation from Austin High School in Houston, he attended the University of Colorado as a pre-med student. He was then accepted into Officers Candidate School with the United States Air Force where he graduated as a distinguished Aviation Cadet, Class 1957A and was commissioned 2nd Lieutenant. He received his Doctor of Medicine from the University of Texas Medical Branch at Galveston in 1963. He served as the medical officer for NASA in 1965 and was the Flight Training supervisor with the 147th FIG, Ellington AFB in Houston 1966.

Dr. Howard began his medical practice at Tidelands General Hospital in 1966, and served as Chief of Staff in 1967 – 1968. In 1973, he and 10 other physicians developed Houston Northwest Medical Center on FM 1960 that opened in 1974. He served as Chief of Staff in 1976. Later he was co-founder of Northeast Medical Center in Humble, Cypress Fairbanks Medical Center in northwest Houston and Humble Rehabilitation Facility in Humble. He retired from active medical practice in 1983.

Dr. Howard was a founding director of Paradigm Bank Texas in 1980 and continued as director of Prosperity Bancshares, Inc. after Paradigm’s merger into Prosperity.

“We were all saddened earlier this week by the unexpected death of Charlie Howard,” said David Zalman, Prosperity’s Chairman and Chief Executive Officer. “His guidance, wisdom and leadership will be missed by our directors and shareholders. Our thoughts and prayers are with his family.”

Dividend Increase

The Board of Directors of Prosperity Bancshares, Inc.®, has declared a quarterly cash dividend of $0.1125 per share, an increase of 12.5%, payable on January 2, 2007 to all shareholders of record as of December 15, 2006.

Conference Call

Prosperity’s management team will host a conference call on Friday, October 20, 2006 at 10:30 a.m. Eastern Daylight Time (9:30 a.m. Central Daylight Time) to discuss Prosperity’s third quarter earnings results, the recently announced acquisition of Texas United Bancshares, Inc., the recently completed acquisition of SNB Bancshares, Inc., business trends and their outlook for 2006 and 2007. Individuals and investment professionals may participate in the call by dialing 1-800-362-0595, the reference code is PBTX.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Prosperity’s website at www.prosperitybanktx.com. The webcast may be accessed directly from Prosperity’s Investor Relations page by clicking on the “3rd Quarter Results and Webcast” link.

Acquisition of Grapeland Bancshares, Inc.

On December 1, 2005, Prosperity completed the acquisition of Grapeland Bancshares, Inc. and its Grapeland, Texas-based subsidiary bank, First State Bank. First State Bank operated two (2) offices in Grapeland and Crockett, Texas that now operate as full service banking centers of Prosperity Bank.

Acquisition of SNB Bancshares, Inc.

On April 1, 2006, Prosperity completed the acquisition of SNB Bancshares, Inc. and its subsidiary, Southern National Bank of Texas, in a stock and cash transaction. Southern National Bank operated five (5) full service offices in the Greater Houston Metropolitan Area, all of which became full service banking centers of Prosperity Bank. In addition, Southern National Bank had a banking center under construction in Katy, Texas that opened as a full service banking center of Prosperity Bank in July.

Acquisition of Texas United Bancshares, Inc.

On July 19, 2006, Prosperity announced the acquisition of Texas United Bancshares, Inc. (TXUI). TXUI operates through four wholly-owned subsidiary banks, State Bank, GNB Financial, n.a., Gateway National Bank and Northwest Bank, each of which offer a complete range of banking services. State Bank is headquartered in La Grange, Texas with 25 full-service banking centers located in central and south central Texas, including Austin and Bryan/College Station. GNB Financial, n.a. is headquartered in Gainesville, Texas with seven (7) full-service banking centers located in Cooke, Denton and Ellis counties, north and south of the Dallas-Fort Worth metroplex. Gateway National Bank is headquartered in Dallas, Texas with six (6) Dallas area full-service banking centers. Northwest Bank is located in Roanoke, Texas with five (5) full-service banking centers located in and around the Dallas-Fort Worth metroplex. As of September 30, 2006, TXUI had, on a consolidated basis, total assets of $1.855 billion, loans of $1.269 billion, deposits of $1.350 billion and shareholders’ equity of $174.7 million.

Prosperity Bancshares, Inc.®

Prosperity Bancshares®, a $4.5 billion Houston, Texas - based regional financial holding company, formed in 1983, was named to the Keefe Bruyette & Woods, Inc. 2005 Honor Roll for achieving exceptional earnings per share growth for the past 10 years. Other recent honors include being named to the Sandler O’Neill & Partners 2005 Bank and Thrift Small All Stars, listed in US Banker’s August 2005 Top 100 Publicly Traded Mid-Tier Banks, ranked #2 out of 195 publicly traded companies in the 2005 Stephens, Inc. Bank and Thrift Performance Matrix and listed on the Houston Chronicle’s Houston 100 list.

Operating under a community banking philosophy, Prosperity seeks to develop broad customer relationships based on service and convenience. Prosperity offers a variety of traditional loan and deposit products to its customers, which consist primarily of consumers and small and medium sized businesses. In addition to established banking products, Prosperity offers a complete line of services including: Internet Banking services at www.prosperitybanktx.com, Retail Brokerage Services, MasterMoney Debit Cards, and 24 hour voice response banking. Prosperity currently operates eighty-eight (88) full service banking locations, thirty-eight (38) in the Houston CMSA; fifteen (15) in the Corpus Christi area; eleven (11) in the Dallas / Fort Worth area; five (5) in the Austin area; two (2) in East Texas; and seventeen (17) in fifteen contiguous counties south and southwest of Houston generally along the NAFTA highway.

Prosperity Bank® operates the following full service banking centers:

Austin Area -

Allandale

Congress

Lakeway

Oak Hill

Research Blvd

Dallas / Fort Worth Area -

Abrams Centre

Camp Wisdom

Kiest

Preston Road

Turtle Creek

Westmoreland

Blooming Grove

Cedar Hill

Corsicana

Ennis

Red Oak

Corpus Christi Area -

Airline

Carmel

Everhart

Northwest

Saratoga

Water Street

Woodlawn

Alice

Aransas Pass

Kingsville

Mathis

Port Aransas

Portland

Rockport

Sinton

East Texas Area -

Crockett

Grapeland

Houston Area -

Aldine

Bellaire

Cinco Ranch

CityWest

Copperfield

Cypress

Downtown

Fairfield

Gladebrook

Heights

Highway 6

Holcombe

Katy Medical

Center

Memorial

Pecan Grove

Post Oak

River Oaks

SW Medical Center

Sugar Land

Tanglewood

Waugh Drive

Westheimer

Woodcreek

Uptown

Angleton

Clear Lake

Cleveland

Dayton

Galveston

Hitchcock

Liberty

Magnolia

Mont Belvieu

Needville

Sweeny

West Columbia

Winnie

South Texas Area -

Bay City

Beeville

Cuero

East Bernard

Edna

El Campo

Goliad

Gonzales

Hallettsville

Palacios

Port Lavaca

Seguin

Victoria

Victoria - North

Wharton

Yoakum

Yorktown

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains, and the remarks by our management on the conference call may contain, forward-looking statements within the meaning of the securities laws that are based on current expectations, assumptions’ estimates and projections about Prosperity Bancshares®, and its subsidiaries. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Prosperity’s control, that may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include but are not limited to: the risk that the businesses of Prosperity and Texas United will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame; revenues following the merger may be lower than expected; deposit attrition, operating costs, customer loss and business disruption following the merger, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected; the ability to obtain regulatory approvals of the merger on the proposed terms and schedule; the failure of Prosperity’s or Texas United’s shareholders to approve the merger agreement; Prosperity’s ability to continue to provide products and services that appeal to its customers; access to debt and equity capital markets may be limited or not available; and Prosperity’s sales objectives may not be achieved. Other risks include the possibility that credit quality could deteriorate; actions of competitors; changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); customer and consumer demand, including customer and consumer response to marketing; effectiveness of spending, investments or programs; fluctuations in the cost and availability of supply chain resources; economic conditions, including currency rate fluctuations and interest rate fluctuations; weather; and the stock price volatility associated with “small-cap” companies. These and various other factors are discussed in our most recent Annual Report on Form 10-K and other reports and statements we have filed with the SEC.

Copies of Prosperity Bancshares’s® SEC filings may be downloaded from the Internet at no charge from www.prosperitybanktx.com.

Additional Information About the Prosperity – Texas United Transaction

In connection with the proposed merger of Texas United Bancshares, Inc. (“Texas United”) into Prosperity Bancshares, Inc., Prosperity filed with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 to register the shares of Prosperity’s common stock to be issued to the shareholders of Texas United. The registration statement includes a joint proxy statement/prospectus which will be sent to the shareholders of Prosperity and Texas United seeking their approval of the proposed transaction.

WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND THE JOINT PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH THE PROPOSED TRANSACTION, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT PROSPERITY, TEXAS UNITED AND THE PROPOSED TRANSACTION.

Investors and security holders may obtain free copies of the joint proxy statement/prospectus (when available) and other related documents filed by Prosperity and Texas United with the SEC through the SEC’s website at www.sec.gov. Documents filed with the SEC by Prosperity will be available free of charge by directing a request by telephone or mail to Prosperity Bancshares, Inc., Prosperity Bank Plaza, 4295 San Felipe, Houston, Texas 77027 Attn: Investor Relations. Prosperity’s telephone number is (713) 693-9300. Documents filed with the SEC by Texas United will be available free of charge by directing a request by telephone or mail to Texas United Bancshares, Inc., 109 N. Main Street, La Grange, Texas 78645. Texas United’s telephone number is (979) 968-7294.

Participants in the Prosperity – Texas United Transaction

Prosperity, Texas United and their respective directors, executive officers, and certain other members of management and employees may be soliciting proxies in favor of the merger from Prosperity’s shareholders and Texas United’s shareholders. Information about Prosperity’s directors, executive officers, and members of management is set forth in the proxy statement for Prosperity’s 2006 Annual Meeting of Shareholders filed with the SEC on March 17, 2006. Information about Texas United’s directors, executive officers, and members of management is set forth in the proxy statement for Texas United’s 2006 Annual Meeting of Shareholders filed with the SEC on April 24, 2006.

- - -

Prosperity Bancshares, Inc. ®

Financial Highlights

(Dollars and share amounts in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	Sept 30, 2006	Sept 30, 2005	Sept 30, 2006	Sept 30, 2005
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Selected Earnings and Per Share Data
Total interest income	$62,150	$42,707	$168,846	$117,846
Total interest expense	26,183	13,787	67,107	35,970

Net interest income	35,967	28,920	101,739	81,876
Provision for credit losses	120	120	360	360

Net interest income after provision for credit losses	35,847	28,800	101,379	81,516

Total non-interest income	8,918	8,092	25,741	22,506
Total non-interest expense	19,829	18,070	58,477	51,716

Net income before taxes	24,936	18,822	68,643	52,306
Federal income taxes	8,572	6,351	23,520	17,073

Net income	$16,364	$12,471	$45,123	$35,233

Basic earnings per share	$0.50	$0.45	$1.45	$1.34

Diluted earnings per share	$0.49	$0.45	$1.43	$1.32

Period end shares outstanding	32,787	27,563	32,787	27,563
Weighted average shares outstanding (basic)	32,771	27,546	31,053	26,389
Weighted average shares outstanding (diluted)	33,182	27,899	31,452	26,701

Prosperity Bancshares, Inc. ®

Financial Highlights

(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	Sept 30, 2006	Sept 30, 2005	Sept 30, 2006	Sept 30, 2005
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Balance Sheet Averages
Total loans	$2,211,306	$1,516,228	$1,981,411	$1,411,210
Investment securities	1,605,597	1,509,318	1,624,270	1,455,365
Federal funds sold and other earning assets	16,488	24,768	15,185	41,975

Total earning assets	3,833,391	3,050,314	3,620,866	2,908,550
Allowance for credit losses	(24,228)	(16,989)	(21,951)	(16,108)
Cash and due from banks	85,817	75,790	90,012	71,992
Goodwill	423,799	247,444	369,548	228,258
Core Deposit Intangibles (CDI)	24,927	23,023	23,285	19,622
Other real estate	74	43	115	254
Fixed assets, net	64,323	48,438	61,385	46,950
Other assets	69,155	48,932	65,693	45,505

Total assets	$4,477,258	$3,476,995	$4,208,953	$3,305,023

Non-interest bearing deposits	$806,110	$627,144	$769,021	$589,972
Interest bearing deposits	2,763,336	2,240,416	2,615,714	2,164,380

Total deposits	3,569,446	2,867,560	3,384,735	2,754,352
Securities sold under repurchase agreements	44,733	30,639	44,857	27,320
Federal funds purchased and interest bearing liabilities	81,415	49,267	75,174	39,138
Junior subordinated debentures	100,519	75,775	89,522	67,900
Other liabilities	37,661	11,606	31,563	15,722
Shareholders’ equity (A)	643,484	442,148	583,102	400,591

Total liabilities and equity	$4,477,258	$3,476,995	$4,208,953	$3,305,023

(A)	Includes ($5,048) and ($4,192), in after tax unrealized (losses) on available for sale securities for the three month periods ending September 30, 2006 and September 30, 2005, respectively, and ($4,459) and ($3,995) for the nine month periods ending September 30, 2006 and September 30, 2005, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights

(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	Sept 30, 2006	Sept 30, 2005	Sept 30, 2006	Sept 30, 2005
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Income Statement Data
Interest on loans	$43,625	$26,992	$113,685	$72,378
Interest on securities	18,302	15,513	54,598	44,630
Interest on federal funds sold and other earning assets	223	202	563	838

Total interest income	62,150	42,707	168,846	117,846

Interest expense - deposits	22,519	11,663	57,487	30,625
Interest expense - debentures	2,106	1,337	5,497	3,499
Interest expense - other	1,558	787	4,123	1,846

Total interest expense	26,183	13,787	67,107	35,970

Net interest income (B)	35,967	28,920	101,739	81,876
Provision for credit losses	120	120	360	360

Net interest income after provision for credit losses	35,847	28,800	101,379	81,516

Service charges on deposit accounts	7,079	6,774	20,610	18,660
Net gain on sale of assets	132	12	578	63
Brokered mortgage income	233	248	661	688
Other non-interest income	1,474	1,058	3,892	3,095

Total non-interest income	8,918	8,092	25,741	22,506

Salaries and benefits (C)	10,268	9,653	31,195	27,704
CDI amortization	1,191	1,025	3,616	2,846
Net occupancy and equipment	2,166	1,810	5,814	4,872
Depreciation	1,265	1,209	3,767	3,337
Data processing and software amortization	928	762	2,728	2,059
Other non-interest expenses	4,011	3,611	11,357	10,898

Total non-interest expenses	19,829	18,070	58,477	51,716

Net income before taxes	24,936	18,822	68,643	52,306
Federal income taxes	8,572	6,351	23,520	17,073

Net income available to common shareholders	$16,364	$12,471	$45,123	$35,233

(B)	Net interest income on a tax equivalent basis would be $36,469 and $29,259 for the three months ended September 30, 2006 and September 30, 2005, respectively, and $103,070 and $82,906 for the nine months ended September 30, 2006 and September 30, 2005, respectively.

(C)	Salaries and benefits includes equity compensation expenses of $223 and $177 for the three months ended September 30, 2006 and September 30, 2005, respectively, and $606 and $480 for the nine months ended September 30, 2006 and September 30, 2005, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights

(Dollars and share amounts in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	Sept 30, 2006	Sept 30, 2005	Sept 30, 2006	Sept 30, 2005
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Common Share and Other Data
Employees - FTE	914	857	914	857

Book value per share	$19.83	$16.21	$19.83	$16.21
Tangible book value per share	$6.12	$6.41	$6.12	$6.41

Period end shares outstanding	32,787	27,563	32,787	27,563
Weighted average shares outstanding (basic)	32,771	27,546	31,053	26,389
Weighted average shares outstanding (diluted)	33,182	27,899	31,452	26,701

Non-accrual loans	$187	$348	$187	$348
Accruing loans 90 or more days past due	995	435	995	435
Restructured loans	0	0	0	0

Total non-performing loans	1,182	783	1,182	783
Repossessed assets	29	16	29	16
Other real estate	59	41	59	41

Total non-performing assets	$1,270	$840	$1,270	$840

Allowance for credit losses at end of period	$24,093	$16,970	$24,093	$16,970

Net charge-offs	$307	$89	$524	$98

Basic earnings per share	$0.50	$0.45	$1.45	$1.34

Diluted earnings per share	$0.49	$0.45	$1.43	$1.32

Prosperity Bancshares, Inc.®

Financial Highlights

	Three Months Ended		Nine Months Ended
	Sept 30, 2006	Sept 30, 2005	Sept 30, 2006	Sept 30, 2005
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Performance Ratios
Return on average assets (annualized)	1.46%	1.43%	1.43%	1.42%
Return on average common equity (annualized)	10.17%	11.28%	10.32%	11.73%
Return on average tangible common equity (annualized)	33.61%	29.06%	31.62%	30.76%
Net interest margin (tax equivalent) (annualized)	3.77%	3.81%	3.81%	3.81%
Efficiency ratio (D)	44.31%	48.84%	46.08%	49.54%

Asset Quality Ratios
Non-performing assets to average earning assets	0.03%	0.03%	0.04%	0.03%
Non-performing assets to loans and other real estate	0.06%	0.06%	0.06%	0.06%
Net charge-offs to average loans	0.01%	0.01%	0.03%	0.01%
Allowance for credit losses to total loans	1.09%	1.12%	1.09%	1.12%

Common Stock Market Price
High	$36.16	$31.45	$36.16	$31.45
Low	$31.64	$28.14	$28.50	$25.05
Period end market price	$34.04	$30.25	$34.04	$30.25

(D)	Calculated by dividing total non-interest expense (excluding credit loss provisions) by net interest income plus non-interest income (excluding net gains and losses on the sale of securities and on the sale of assets). Additionally, taxes are not part of this calculation.

Prosperity Bancshares, Inc.®

Financial Highlights

(Dollars in thousands)

	September 30, 2006		June 30, 2006		Mar 31, 2006		Dec 31, 2005
	(Unaudited)		(Unaudited)		(Unaudited)		(Unaudited)
Balance Sheet Data (at period end)
Loan Portfolio
Commercial	$312,785	14.1%	$297,230	13.5%	$233,812	15.0%	$222,773	14.4%
Construction	432,424	19.5%	396,246	18.0%	239,135	15.3%	206,653	13.4%
1-4 family residential	378,846	17.1%	373,783	17.0%	311,586	20.0%	313,184	20.3%
Home equity	63,694	2.9%	64,540	2.9%	58,797	3.8%	58,729	3.8%
Commercial real estate	892,938	40.3%	934,554	42.4%	600,630	38.5%	619,254	40.2%
Agriculture	66,145	3.0%	67,007	3.0%	56,796	3.6%	56,349	3.7%
Consumer	67,569	3.1%	71,432	3.2%	60,711	3.8%	65,183	4.2%

Total Loans	$2,214,401		$2,204,792		$1,561,467		$1,542,125

Deposit Types
Non-interest bearing DDA	$809,836	22.5%	$839,317	23.1%	$692,713	23.8%	$674,407	23.1%
Interest bearing DDA	640,372	17.8%	655,081	18.0%	443,193	15.2%	470,452	16.1%
Money Market	792,697	22.1%	761,992	20.9%	585,867	20.1%	573,529	19.6%
Savings	164,751	4.6%	168,543	4.6%	163,545	5.6%	159,577	5.5%
Time < $ 100	589,141	16.4%	598,038	16.4%	540,326	18.5%	552,807	18.9%
Time > $ 100	596,348	16.6%	617,029	17.0%	489,698	16.8%	489,546	16.8%

Total Deposits	$3,593,145		$3,640,000		$2,915,342		$2,920,318

Loan to Deposit Ratio	61.6%		60.6%		53.6%		52.8%

Prosperity Bancshares, Inc.®

Financial Highlights

(Dollars in thousands)

	Sept 30, 2006	June 30, 2006	Mar 31, 2006	Dec 31, 2005	Sept 30, 2005
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Balance Sheet Data (at period end)
Total loans	$2,214,401	$2,204,792	$1,561,467	$1,542,125	$1,514,227
Investment securities (E)	1,566,478	1,643,412	1,555,028	1,572,602	1,488,340
Federal funds sold and other earning assets	31,471	20,619	6,246	6,143	57,534

Total earning assets	3,812,350	3,868,823	3,122,741	3,120,870	3,060,101
Allowance for credit losses	(24,093)	(24,280)	(17,312)	(17,203)	(16,970)
Cash and due from banks	85,106	102,921	77,056	91,518	76,971
Goodwill	425,073	423,534	263,406	261,964	247,965
Core deposit intangibles	24,285	25,476	21,100	22,461	22,039
Other real estate	59	77	37	239	41
Fixed assets, net	63,118	64,242	48,316	49,244	47,913
Other assets	69,818	71,158	56,269	56,889	55,912

Total assets	$4,455,716	$4,531,951	$3,571,613	$3,585,982	$3,493,972

Demand deposits	$809,836	$839,317	$692,713	$674,407	$639,790
Interest bearing deposits	2,783,309	2,800,683	2,222,629	2,245,911	2,239,526

Total deposits	3,593,145	3,640,000	2,915,342	2,920,318	2,879,316
Securities sold under repurchase agreements	48,459	47,494	46,957	46,985	37,108
Federal funds purchased and interest bearing liabilities	31,484	77,711	38,184	55,404	43,120
Junior subordinated debentures	100,519	100,519	69,589	75,775	75,775
Other liabilities	31,956	30,854	26,084	22,783	11,918

Total liabilities	3,805,563	3,896,578	3,096,156	3,121,265	3,047,237
Shareholders’ equity (F)	650,153	635,373	475,457	464,717	446,735

Total liabilities and equity	$4,455,716	$4,531,951	$3,571,613	$3,585,982	$3,493,972

(E)	Includes ($6,202), ($7,848), ($6,370), ($6,063) and ($6,562) in unrealized (losses) on available for sale securities for the quarterly periods ending September 30, 2006, June 30, 2006, March 31, 2006, December 31, 2005, and September 30, 2005, respectively.

(F)	Includes ($4,032), ($5,101), ($4,140), ($3,942) and ($4,265) in after tax unrealized (losses) on available for sale securities for the quarterly periods ending September 30, 2006, June 30, 2006, March 31, 2006, December 31, 2005, September 30, 2005, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights

(Dollars in thousands)

	Three Months Ended
	Sept 30, 2006	June 30, 2006	Mar 31, 2006	Dec 31, 2005	Sept 30, 2005
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Income Statement Data
Interest on loans	$43,625	$41,578	$28,482	$27,580	$26,992
Interest on securities	18,302	19,300	16,996	16,236	15,513
Interest on federal funds sold and other earning assets	223	134	206	461	202

Total interest income	62,150	61,012	45,684	44,277	42,707

Interest expense- deposits	22,519	20,875	14,093	13,018	11,663
Interest expense- debentures	2,106	1,994	1,397	1,396	1,337
Interest expense- other	1,558	1,561	1,004	842	787

Total interest expense	26,183	24,430	16,494	15,256	13,787

Net interest income	35,967	36,582	29,190	29,021	28,920
Provision for credit losses	120	120	120	120	120

Net interest income after provision for credit losses	35,847	36,462	29,070	28,901	28,800

Service charges on deposits accounts	7,079	7,206	6,325	6,325	6,774
Net gain on sale of assets	132	436	10	9	12
Loss on sale of securities	0	0	0	(79)	0
Brokered mortgage income	233	245	183	179	248
Other non-interest income	1,474	1,269	1,149	1,081	1,058

Total non-interest income	8,918	9,156	7,667	7,515	8,092

Salaries and benefits	10,268	11,732	9,195	8,968	9,653
CDI amortization	1,191	1,358	1,067	1,066	1,025
Net occupancy and equipment	2,166	1,967	1,681	1,791	1,810
Depreciation	1,265	1,327	1,175	1,125	1,209
Data processing and software amortization	928	989	811	778	762
Other non-interest expenses	4,011	4,026	3,320	3,513	3,611

Total non-interest expenses	19,829	21,399	17,249	17,241	18,070

Net income before taxes	24,936	24,219	19,488	19,175	18,822
Federal income taxes	8,572	8,324	6,624	6,548	6,351

Net income available to common shareholders	$16,364	$15,895	$12,864	$12,627	$12,471

Prosperity Bancshares, Inc.®

Financial Highlights

	Three Months Ended
	Sep 30, 2006	June 30, 2006	Mar 31, 2006	Dec 31, 2005	Sept 30, 2005
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Comparative Quarterly Asset Quality, Performance & Capital Ratios
Return on average assets (annualized)	1.46%	1.40%	1.43%	1.43%	1.43%
Return on average common equity (annualized)	10.17%	10.15%	10.92%	11.14%	11.28%
Return on average tangible equity (annualized)	33.61%	34.81%	27.50%	27.67%	29.06%
Net interest margin (tax equivalent) (annualized)	3.77%	3.82%	3.81%	3.77%	3.81%

Employees - FTE	914	931	844	859	857

Efficiency ratio	44.31%	47.24%	46.81%	47.10%	48.84%
Non-performing assets to average earning assets	0.03%	0.03%	0.04%	0.05%	0.03%
Non-performing assets to loans and other real estate	0.06%	0.05%	0.08%	0.09%	0.06%
Net charge-offs to average loans	0.01%	0.01%	0.00%	0.02%	0.01%
Allowance for credit losses to total loans	1.09%	1.10%	1.11%	1.12%	1.12%

Tier 1 risk-based capital	13.11%	12.47%	15.65%	15.34%	15.49%

Total risk-based capital	14.16%	13.53%	16.69%	16.37%	16.54%

Tier 1 leverage capital	7.44%	6.98%	7.86%	7.83%	7.81%

Tangible equity to tangible assets	5.01%	4.56%	5.81%	5.46%	5.48%

Equity to assets	14.59%	14.02%	13.31%	12.96%	12.79%

Prosperity Bancshares, Inc.®

Supplemental Financial Data (Unaudited)

(Dollars in thousands)

	Three Months Ended September 30, 2006
	Average Balance	Interest Earned / Interest Paid	Average Yield/Rate
YIELD ANALYSIS
Interest Earning Assets:
Loans	$2,211,306	$43,625	7.83%
Investment securities	1,605,597	18,302	4.56%
Federal funds sold and other temporary investments	16,488	223	5.37%

Total interest earning assets	3,833,391	$62,150	6.43%

Allowance for credit losses	(24,228)
Non-interest earning assets	668,095

Total assets	$4,477,258

Interest Bearing Liabilities:
Interest bearing demand deposits	$618,606	$3,252	2.09%
Savings and money market deposits	942,692	6,832	2.88%
Certificates and other time deposits	1,202,038	12,435	4.10%
Junior subordinated debentures	100,519	2,106	8.31%
Securities sold under repurchase agreements	44,733	497	4.41%
Federal funds purchased and other borrowings	81,415	1,061	5.17%

Total interest bearing liabilities	2,990,003	$26,183	3.47%

Non-interest bearing liabilities:
Non-interest bearing demand deposits	806,110
Other liabilities	37,661

Total liabilities	3,833,774
Shareholders’ equity	643,484

Total liabilities and shareholders’ equity	$4,477,258

Net Interest Income & Margin		$35,967	3.72%

Net Interest Income & Margin (tax equivalent)		$36,469	3.77%

Prosperity Bancshares, Inc.®

Supplemental Financial Data (Unaudited)

(Dollars in thousands)

	Three Months Ended September 30, 2005
	Average Balance	Interest Earned / Interest Paid	Average Yield/Rate
YIELD ANALYSIS
Interest Earning Assets:
Loans	$1,516,228	$26,992	7.06%
Investment securities	1,509,318	15,513	4.11%
Federal funds sold and other temporary investments	24,768	202	3.24%

Total interest earning assets	3,050,314	$42,707	5.55%

Allowance for credit losses	(16,989)
Non-interest earning assets	443,670

Total assets	$3,476,995

Interest Bearing Liabilities:
Interest bearing demand deposits	$457,584	$1,072	0.93%
Savings and money market deposits	733,801	2,922	1.58%
Certificates and other time deposits	1,049,031	7,669	2.90%
Junior subordinated debentures	75,775	1,337	7.00%
Securities sold under repurchase agreements	30,639	221	2.86%
Federal funds purchased and other borrowings	49,267	566	4.56%

Total interest bearing liabilities	2,396,097	$13,787	2.28%

Non-interest bearing liabilities:
Non-interest bearing demand deposits	627,144
Other liabilities	11,606

Total liabilities	3,034,847
Shareholders’ equity	442,148

Total liabilities and shareholders’ equity	$3,476,995

Net Interest Income & Margin		$28,920	3.76%

Net Interest Income & Margin (tax equivalent)		$29,259	3.81%

Prosperity Bancshares, Inc.®

Supplemental Financial Data (Unaudited)

(Dollars in thousands)

	Nine Months Ended September 30, 2006
	Average Balance	Interest Earned / Interest Paid	Average Yield /Rate
YIELD ANALYSIS
Interest Earning Assets:
Loans	$1,981,411	$113,685	7.67%
Investment securities	1,624,270	54,598	4.48%
Federal funds sold and other temporary investments	15,185	563	4.96%

Total interest earning assets	3,620,866	$168,846	6.23%

Allowance for credit losses	(21,951)
Non-interest earning assets	610,038

Total assets	$4,208,953

Interest Bearing Liabilities:
Interest bearing demand deposits	$588,097	$7,950	1.81%
Savings and money market deposits	866,724	16,391	2.53%
Certificates and other time deposits	1,160,893	33,146	3.82%
Junior subordinated debentures	89,522	5,497	8.21%
Securities sold under repurchase agreements	44,857	1,292	3.85%
Federal funds purchased and other borrowings	75,174	2,831	5.04%

Total interest bearing liabilities	2,825,267	$67,107	3.18%

Non-interest bearing liabilities:
Non-interest bearing demand deposits	769,021
Other liabilities	31,563

Total liabilities	3,625,851
Shareholders’ equity	583,102

Total liabilities and shareholders’ equity	$4,208,953

Net Interest Income & Margin		$101,739	3.76%

Net Interest Income & Margin (tax equivalent)		$103,070	3.81%

Prosperity Bancshares, Inc.®

Supplemental Financial Data (Unaudited)

(Dollars in thousands)

	Nine Months Ended September 30, 2005
	Average Balance	Interest Earned / Interest Paid	Average Yield/Rate
YIELD ANALYSIS
Interest Earning Assets:
Loans	$1,411,210	$72,378	6.86%
Investment securities	1,455,365	44,630	4.09%
Federal funds sold and other temporary investments	41,975	838	2.67%

Total interest earning assets	2,908,550	$117,846	5.42%

Allowance for credit losses	(16,108)
Non-interest earning assets	412,581

Total assets	$3,305,023

Interest Bearing Liabilities:
Interest bearing demand deposits	$485,427	$3,531	0.97%
Savings and money market deposits	678,729	7,108	1.40%
Certificates and other time deposits	1,000,224	19,986	2.67%
Junior subordinated debentures	67,900	3,499	6.89%
Securities sold under repurchase agreements	27,320	465	2.28%
Federal funds purchased and other borrowings	39,138	1,381	4.72%

Total interest bearing liabilities	2,298,738	$35,970	2.09%

Non-interest bearing liabilities:
Non-interest bearing demand deposits	589,972
Other liabilities	15,722

Total liabilities	2,904,432
Shareholders’ equity	400,591

Total liabilities and shareholders’ equity	$3,305,023

Net Interest Income & Margin		$81,876	3.76%

Net Interest Income & Margin (tax equivalent)		$82,906	3.81%